FORM 8-A



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -------------------------------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                       AMERICAN RADIO SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)


               Delaware                               04-3196245
(State of incorporation or organization)   (I.R.S. Employer  Identification No.)

116 Huntington Avenue, Boston, Massachusetts            02116
(Address of principal Executive offices)              (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class             Name of each exchange on which
     to be so registered             each class is to be registered

Class A Common Stock,                 New York Stock Exchange
$.01 par value

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)


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Item 1.  Description of Registrant's Securities to be Registered

         Those portions of Registrant registration statement on Form S-4, File No. 333-15231, as declared effective by the Securities and Exchange Commission on November 1, 1996 (the "Registration Statement"), set forth under the caption "Description of American Capital Stock" are incorporated herein by reference.

Item 2.  Exhibits

         1. All exhibits required by Instruction II to Item 2 have been supplied to the New York Stock Exchange.





                                   SIGNATURES


           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    AMERICAN RADIO SYSTEMS CORPORATION



                                    By: /s/ Justin D. Benincasa
                                             Justin D. Benincasa
                                             Chief Accounting Officer

Dated: January 31, 1997